Exhibit 21.2

Expedia, Inc. Subsidiaries

Entity	Jurisdiction of Formation
1. Expedia
Activity Information Center, Inc.	Hawaii
C.A. ID SA	France
Classic Custom Vacations Inc.	Nevada
eLong, Inc.*	Cayman Islands
Expedia Australia Pty. Ltd.	Australia
Expedia Canada Corp.	Canada
Expedia Corporate Travel Belgium S.A.	Belgium
Expedia Corporate Travel Europe S.A.	France
Expedia Corporate Travel France S.A.S.	France
Expedia Corporate Travel UK Ltd.	United Kingdom
Expedia Corporate Travel, LLC	Nevada
Expedia Finland OY	Finland
Expedia France S.A.S.	France
Expedia Italy SRL	Italy
Expedia S.A.	Belgium
Expedia Services S.A.S.	France
Expedia Spain, S.L.	Spain
Expedia, Inc.	Washington
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
Expedia.nl BV	Netherlands
GL Expedia S.A.S*	France
Greenhouse Media, LLC	Nevada
HRN France S.A.S.	France
IAC Global LLC	Nevada
IAC Holdings S.A.S.	France
IACT Asia Pacific Ltd.	Cayman Islands
IACT Mexico S.R.L. de C.V.	Mexico
IACT US, Inc.	Nevada
Newtrade Technology Corp.	Canada
Travelscape, Inc.	Nevada
USA Media Corp.	Delaware
USA Media, LLC	Delaware
Webseed, LLC	Nevada
World Trade Management Ltd.	United Kingdom
WWTE, Inc.	Nevada
XEI Sub 1, Inc.	Washington
XEI Sub 2, Inc.	Washington
XEI Sub 3, Inc.	Washington
2. HOTELS.COM
AceNet Travel Network LLC	New Jersey
Canadian Holdings, LLC	Delaware
DN Holdings, Inc.	Delaware
EIGAC Holdings, Inc.	Delaware
EL 2003 Holdings, Inc.	Delaware
Expedia Asia Pacific Limited	Hong Kong

Hotels.com	Delaware
Hotels.com GP, LLC	Texas
Hotels.com, L.P.	Texas
HRN 99 Holdings, LLC	New York
HRN Contracting Company, Inc.	Delaware
HRN International	Cayman Island
HRN Marketing Services, Inc.	Delaware
IAN.com, LP	Delaware
Interactive Affiliate Network, LLC	Delaware
Interactive Domain Name Holdings Corporation	Nova Scotia
Kirk, Inc.	California
Marvillo S.a.r.l.	Luxembourg
Room Finders, Inc.	Louisiana
Travel Marketing and Advertising, Inc.	Delaware
TravelNow.com, Inc.	Delaware
TS 2001 Holdings, Inc.	Delaware
3. HOTWIRE
Hotwire, Inc.	Delaware
4. TRIPADVISOR
Owl Holding Company, Inc.	Delaware
DigitalAdvisor, Inc.	Delaware
TripAdvisor Incorporated	Delaware

*—Indicates companies in which IAC/InterActiveCorp holds a minority interest.